Exhibit 99.1

OxySure Systems is Saddened to Announce the Death of Don Reed, Director

Frisco, Texas, March 21, 2014 – OxySure Systems, Inc. (“OxySure,” or the “Company”) is saddened to announce the death of Don Reed, a member of the OxySure Board of Directors.  Mr. Reed died peacefully at home in Argyle, Texas on March 5th, 2014.

“This is obviously a great loss not only for our Company but for our community,” said Julian Ross, Chairman of the Board. “Don was a stellar business leader and a remarkable human being, and he will be missed by many. Our thoughts and prayers are with Don’s family during this time. We extend our condolences and strongest support to Don’s wife and the rest of his family.”